EXHIBIT 23.1



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 22, 2004 relating to the financial statements of Global Axcess Corp. for the year ended December 31, 2003 and our report dated April 14, 2004 relating to the financial statements of Progressive Ventures, Inc. for the years ended December 31, 2003 and 2002, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                            Weinberg & Co., P.A.
                            WEINBERG & COMPANY, P.A.
                            CERTIFIED PUBLIC ACCOUNTANTS

Boca Raton, Florida

June 17, 2004